As filed with the Securities and Exchange Commission on August 3, 2017

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

AETNA INC. (Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)		23-2229683 (I.R.S. Employer Identification No.)

151 Farmington Avenue Hartford, CT 06156 (860) 273-0123 (Address of Principal Executive Offices)

AETNA INC.

2010 STOCK INCENTIVE PLAN

(Full title of the plan)

________________________

Judith H. Jones

Vice President and Corporate Secretary

Aetna Inc.

151 Farmington Avenue

Hartford, CT 06156

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (860) 273-0123

Copy to:

William C. Baskin III, Assistant Secretary

Aetna Inc.

151 Farmington Avenue

Hartford, CT 06156

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	2,100,000	$154.31	$324,051,000	$37,557.51
(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee and are based on the average of high and low prices of the Common Stock on the New York Stock Exchange on July 27, 2017, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the effective Registration Statements of the Registrant on Form S-8, File Numbers 333-168497 and 333-197707 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 3, 2010 and July 29, 2014, respectively (the “Earlier Registration Statements”). The contents of the Earlier Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

Aetna Inc. (the “Company” or the “Registrant”) hereby incorporates by reference the following documents:

(a)	The Company’s annual report on Form 10-K filed on February 17, 2017 and any amendment thereto; and

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Form 10-K referred to above, including the quarterly reports on Form 10-Q filed on May 2, 2017 and August 3, 2017; and

(c)	The description of securities contained in the Company’s registration statement on Form 10 filed on September 1, 2000, and any amendments thereto, including amendment No. 1 filed on October 18, 2000 and amendment No. 2 filed on December 1, 2000.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.
4.1	Amended and Restated Articles of Incorporation of Aetna Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on June 4, 2014)*

4.2	Amended and Restated By-Laws of Aetna Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on June 4, 2014)*

4.3	Form of Aetna Inc. Common Share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10 filed on December 1, 2000)*

4.4	Aetna Inc. 2010 Stock Incentive Plan

5.1	Opinion of Drinker Biddle & Reath

15.1	Letter from KPMG LLP, Independent Registered Public Accounting Firm of Aetna Inc., acknowledging awareness of the use of reports dated May 2, 2017, and August 3, 2017, related to their review of interim financial information

23.1	Consent of Drinker Biddle & Reath (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on the 3rd day of August, 2017.

AETNA INC.

By: /s/ Shawn M. Guertin
Name:	Shawn M. Guertin
Title:	Executive Vice President, Chief Financial Officer and Chief Enterprise Risk Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Fernando Aguirre*	Director	August 3, 2017
Fernando Aguirre

/s/ Frank M. Clark*	Director	August 3, 2017
Frank M. Clark

/s/ Betsy Z. Cohen*	Director	August 3, 2017
Betsy Z. Cohen

/s/ Molly J. Coye, M.D.*	Director	August 3, 2017
Molly J. Coye, M.D.

Director
Roger N. Farah

/s/ Jeffrey E. Garten*	Director	August 3, 2017
Jeffrey E. Garten

Director
Ellen M. Hancock

/s/ Richard J. Harrington*	Director	August 3, 2017
Richard J. Harrington

/s/ Edward J. Ludwig*	Director	August 3, 2017
Edward J. Ludwig

/s/ Joseph P. Newhouse*	Director	August 3, 2017
Joseph P. Newhouse

/s/ Olympia J. Snowe*	Director	August 3, 2017
Olympia J. Snowe

/s/ Mark T. Bertolini*	Director, Chairman and CEO	August 3, 2017
Mark T. Bertolini

/s/ Shawn M. Guertin	Executive Vice President, Chief Financial Officer and Chief Enterprise Risk Officer	August 3, 2017
Shawn M. Guertin

/s/ Sharon A. Virag	Vice President, Controller and Chief Accounting Officer	August 3, 2017
Sharon A. Virag

*By: /s/ Judith H. Jones (attorney in fact)

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Sequentially Numbered Page

4.1	Amended and Restated Articles of Incorporation of Aetna Inc., (incorporated by reference to Exhibit 3.1 of the Registrant's Form 8-K filed on June 4, 2014)	*

4.2	Amended and Restated By-Laws of Aetna Inc., (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on June 4, 2014)	*

4.3	Form of Aetna Inc. Common Share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10 filed on December 1, 2000)	*

4.4	Aetna Inc. 2010 Stock Incentive Plan

5.1	Opinion of Drinker Biddle & Reath

15.1	Letter from KPMG LLP, Independent Registered Public Accounting Firm of Aetna Inc., acknowledging awareness of the use of reports dated May 3, 2017, and August 3, 2017, related to their review of interim financial information

23.1	Consent of Drinker Biddle & Reath (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney

*Incorporated by reference as indicated